Exhibit 99.1

( BW)(CQN-IL-CAREER-EDUCATION)(CECO) CORRECTING and REPLACING Career Education Corporation Reports Results for 2006 Fourth Quarter and Full Year

Company Also Announces Operational Realignment
To Increase Efficiency and Market Responsiveness

Business Editors

CORRECTION...by Career Education Corporation

HOFFMAN ESTATES, Ill.—(BUSINESS WIRE)—Feb. 15, 2007—In BW6062 issued Feb. 15, 2007: The unaudited consolidated statements of cash flows for the three and twelve months ended December 31, 2006, included as exhibits to the press release have been replaced in order to correct certain clerical errors to the cash flow statements included as exhibits to the original press release. The remainder of the original release, including disclosures regarding cash flows, is unaffected by the corrections.

The corrected release reads:

CAREER EDUCATION CORPORATION REPORTS RESULTS FOR 2006 FOURTH QUARTER AND FULL YEAR

Company Also Announces Operational Realignment To Increase Efficiency and Market Responsiveness

Career Education Corporation (NASDAQ: CECO) today reported consolidated revenue from continuing operations of $429.1 million and net income from continuing operations of $39.9 million for the quarter ended December 31, 2006. For the full year 2006, consolidated revenue from continuing operations was $1.79 billion and net income from continuing operations was $94.8 million. The company also reported that is has undertaken a business realignment designed to capitalize on the company’s online expertise across the organization, streamline decision making, and reduce redundancies.

“Our quarterly results continued to be negatively affected by a number of near-term factors. The board and management of Career Education Corporation took steps during the quarter to address these issues, and help better position the company to achieve its long-term potential” said Bob Dowdell, Career Education’s Interim President and Chief Executive Officer. “Career Education will move forward with a more efficient and functional infrastructure, and a strong cash position and balance sheet. We are confident that the operational initiatives we implemented during the past several months will allow us to cost-effectively leverage our assets to build long-term value.”

As previously reported, in November 2006, the company announced its decision to sell 13 of its schools and campuses, including the nine campuses that comprise the Gibbs division, McIntosh College, the two campuses of Brooks College (Long Beach and Sunnyvale), and Lehigh Valley College. The results of these 13 schools and campuses are noted in all presentations as discontinued operations. Except as otherwise noted, financial data and non-financial metrics reflected in this release exclude discontinued operations.

RESULTS OF CONTINUING OPERATIONS

Three Months Ended December 31, 2006

•                                          Consolidated revenue was $429.1 million during the fourth quarter of 2006, a 10.5 percent decrease from consolidated revenue of $479.6 million during the fourth quarter of 2005. Revenue generated by the University segment’s fully-online platforms decreased 22.9 percent during the fourth quarter of 2006, to $130.5 million, from $169.2 million during the fourth quarter of 2005.

•                                          Consolidated income from operations declined to $46.6 million during the fourth quarter of 2006, from $109.4 million during the fourth quarter of 2005. Operating profit margin percentage was 10.8 percent during the fourth quarter of 2006, compared to an operating profit margin percentage of 22.8 percent during the fourth quarter of 2005. The decrease in operating profit margin percentage was primarily due to:

(1) an unfavorable mix change resulting in disproportionately larger revenue declines in our University segment, which produced the highest operating profit margins in 2005,

(2) a decrease in operating profit margin percentage generated by our University segment, driven by lower revenue, increased administrative expenses, and the disproportionate growth of CTU Online, which operates at a lower operating profit margin percentage than that of AIU Online,

(3) price decreases in our AIU Online associate degree programs,

(4) severance costs,

(5) equity compensation costs associated with the 2006 adoption of SFAS 123R, and

(6) increased occupancy expense and other fixed costs as a percentage of revenue due to declines in revenue.

The decrease in operating profit margin percentage was offset, in part, by a decrease in bad debt expense as a percentage of revenue.

The University segment’s fully-online platforms’ income from operations declined to $28.8 million during the fourth quarter of 2006, from $61.4 million during the fourth quarter of 2005.

•                                          Consolidated net income from continuing operations during the fourth quarter of 2006 was $39.9 million, or $0.41 per diluted share, compared to consolidated net income from continuing operations of $73.7 million, or $0.73 per diluted share, during the fourth quarter of 2005. Fourth quarter 2006 consolidated net income from continuing operations includes a non-cash charge for share-based compensation expense of $1.5 million, net of tax benefit of $0.8 million, or $0.016 per diluted share and a $2.7 million, net of tax benefit of $1.4 million, or $0.028 per diluted share charge for future cash payments related to severance payable to the company’s former Chairman, John M. Larson under a previously negotiated employment contract. Share-based compensation expense recorded during the fourth quarter of 2005, prior to our adoption of SFAS 123R, was insignificant.

Twelve Months Ended December 31, 2006

•                                          Consolidated revenue was $1.79 billion during 2006, compared to consolidated revenue of $1.83 billion during 2005. Revenue generated by the University segment’s fully-online platforms decreased 1.1 percent, to $658.6 million during 2006, from $666.1 million during 2005.

•                                          Consolidated income from operations decreased to $166.5 million during 2006, from $385.8 million during 2005. Operating income margin percentage decreased to 9.3 percent during 2006, from 21.1 percent during 2005. Consolidated 2006 income from operations includes goodwill and intangible asset impairment charges of $86.3 million, pre-tax, attributable to our Health Education division, share-based compensation expense, and severance costs (see table below).

The University segment’s fully-online platforms’ income from operations declined to $215.2 million during 2006, from $263.1 million during 2005. The decrease in the University segment’s fully-online platforms’ income from operations is primarily attributable to the adverse impact on student population and revenue of AIU’s probation status, and the cost and effect of changes adopted in response to recommendations made by AIU’s accrediting body.

The University segment’s fully-online platforms’ operating profit margin percentage decreased to 32.7 percent during 2006, from 39.5 percent during 2005. The decrease in the University segment’s operating profit margin percentage is primarily a result of the adverse impact on revenue of AIU’s probation status and the disproportionate growth of CTU Online, which operates at a lower operating profit margin percentage than that of AIU Online.

•                                          Consolidated net income from continuing operations during 2006 was $94.8 million, or $0.97 per diluted share, compared to consolidated net income from continuing operations of $250.4 million, or $2.42 per diluted share, during 2005. Consolidated net income from continuing operations during 2006 includes the following non-cash and unusual items (in millions, except per share data):

						Impact on
						Earnings
						Per
						Diluted
	Pretax		Tax Benefit		Net	Share
Share-based compensation expense	$(16.9	)(1)	$5.9		$(11.0)	$(0.112)
Severance expense	$(4.1	)(2)	$1.4		$(2.7)	$(0.028)
Goodwill and intangible asset impairment charge - Health Education division	$(86.3)		$2.8	(3)	$(83.5)	$(0.851)
Total	$(107.3)		$10.1		$(97.2)	$(0.991)

(1) This amount includes share-based compensation expense of approximately $1.7 million attributable to modifications made during the fourth quarter of 2006 to options held by the company’s former Chairman, John M. Larson.

(2) Severance expense represents future cash severance payments payable to the company’s former Chairman, John M. Larson.

(3) The company estimates that only $7.9 million of the Health Education division goodwill and intangible asset impairment charge will be deductible for income tax reporting purposes.

PROVISION FOR INCOME TAXES FOR CONTINUING OPERATIONS

Provision for income taxes during 2006 was $92.7 million, compared to provision for income taxes during 2005 of $149.6 million. This represents an effective income tax rate of 49.5 percent for the twelve months ended December 31, 2006. The unusual relationship between income before provision for income taxes and provision for income taxes for 2006 is attributable to the company’s estimation that only $7.9 million of the total $86.3 million Health Education division goodwill and intangible asset impairment charges recognized during 2006 will be deductible for income tax reporting purposes. Excluding the effect of the Health Education goodwill and intangible asset impairment charges, the company’s effective income tax rate for 2006 was 35.0 percent, compared to an effective income tax rate of 37.4 percent in 2005.

RESULTS OF DISCONTINUED OPERATIONS

A loss from discontinued operations of $48.2 million was recorded during 2006 associated with our 13 schools and campuses currently held for sale. The total $48.2 million loss includes 2006 operating losses of $25.5 million, net of income tax benefit of $13.5 million, an acceleration of rent expense for excess and unused leased space recorded in the fourth quarter of 2006 of $6.0 million, net of income tax benefit of $3.2 million, a goodwill impairment charge related to the Gibbs division of $6.8 million, net of income tax benefit of $3.6 million, recorded during the first quarter of 2006, and a charge of $9.8, net of income tax benefit of $5.2 million, recorded in the fourth quarter of 2006 to reduce the carrying value of net assets held for sale to fair value less costs to sell.

CASH FLOWS AND FINANCIAL POSITION FOR CONTINUING OPERATIONS

Cash Flows

•                                          Net cash provided by operating activities was $240.9 million during 2006, compared to $371.4 million during 2005. The decrease is primarily attributable to the decrease in net income during 2006.

•                                          Capital expenditures decreased to $69.3 million during 2006, from $112.3 million during 2005. Capital expenditures represented 3.9 percent of consolidated revenue during 2006 and 6.1 percent of consolidated revenue during 2005.

Financial Position

•                                          As of December 31, 2006 and December 31, 2005, cash and cash equivalents and investments totaled $447.8 million and $401.4 million, respectively. This increase is primarily attributable to cash generated by operating activities during 2006, offset by stock repurchases.

•                                          Quarterly days sales outstanding (DSO) were 12 days as of December 31, 2006, which is consistent with DSO as of December 31, 2005, of 12 days.

Stock Repurchase Program

Since July 2005, CEC’s Board of Directors has authorized the use of a total of $500.2 million to repurchase outstanding shares of the company’s common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on factors including market conditions and corporate and regulatory requirements. The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time.

During the fourth quarter of 2006, the company repurchased 1.7 million shares of its common stock for approximately $41.3 million at an average price of $25.01 per share. During 2006, the company repurchased 5.6 million shares of its common stock for approximately $166.1 million at an average price of $30.20 per share.

Since the inception of the program, the company has repurchased 10.8 million shares of its common stock for approximately $366.3 million at an average price of $34.00 per share.

ACQUISITION

On January 25, 2007, the company acquired Istituto Marangoni, a world-renowned post secondary fashion and design school with locations in three prominent international fashion capitals.

POPULATION AND NEW STUDENT START DATA

Student Population

Total student population by reportable segment as of January 31, 2007 and 2006, was as follows (1):

	Population	Population	Percentage
Segment	January 31, 2007	January 31, 2006	Difference
University (2)	41,000	46,400	(12)%
Culinary Arts	10,900	11,500	(5)%
Colleges	8,700	10,200	(15)%
Health Education	11,600	10,700	8%
Academy	9,500	9,800	(3)%
International	7,600	5,500	38%
• INSEEC	6,100	5,500	11%
• Istituto Marangoni	1,500	N/A	N/A
CEC Consolidated	89,300	94,100	(5)%

(1) The company announced plans during the third quarter of 2006 to “teach-out” all of the programs at its Springfield, MA campus of Sanford-Brown Institute (SBI). As a result, student population for SBI Springfield has been excluded in all presentations.

(2) As of January 31, 2007 and 2006, the University segment population included approximately 28,600 students and 32,700 students, respectively, who were taking classes at such dates in fully-online academic programs offered by University segment schools.

Total student population for schools held for sale as of January 31, 2007 and 2006, was as follows:

	Population	Population	Percentage
	January 31, 2007	January 31, 2006	Difference
Gibbs	6,800	7,000	(3)%
Colleges held for sale	2,100	2,900	(28)%
Total	8,900	9,900	(10)%

New Student Starts

New student starts by reportable segment during the fourth quarter of 2006 and 2005, were as follows (1):

	Fourth quarter	Fourth quarter	Percentage
Segment	2006	2005	Difference
University (2)	11,480	16,600	(31)%
Culinary Arts	2,370	2,100	13%
Colleges	710	1,000	(29)%
Health Education	2,790	2,510	11%
Academy	2,520	2,640	(4)%
International	1,060	900	18%
CEC Consolidated	20,930	25,750	(19)%

(1) The company announced plans during the third quarter of 2006 to “teach-out” all of the programs at its Springfield, MA campus of Sanford-Brown Institute (SBI). As a result, student starts for SBI Springfield have been excluded in all presentations.

(2) University segment new student starts includes approximately 9,400 students and 14,000 students, respectively, who were taking classes in fully-online academic programs offered by University segment schools during the fourth quarter of 2006 and 2005.

New student starts for schools held for sale during the fourth quarter of 2006 and 2005, were as follows:

	Fourth quarter	Fourth quarter	Percentage
	2006	2005	Difference
Gibbs	2,040	1,800	13%
Colleges held for sale	560	630	(11)%
Total	2,600	2,430	7%

RECENT INITIATIVES

During the past several months, the company executed on several measures as part of a strategic plan to better focus the business, increase efficiency and profitability, and ensure that the company’s priorities align with those of its students. These initiatives included the following:

•                                          Career Education has developed an Online Service Center to leverage significant online and on-ground capabilities to provide students at all of its schools with more flexible educational delivery options.

•                                          The company is completing a corporate realignment that will facilitate more consistent customer-focused decision making by reducing redundancies and streamlining the decision- making process.

•                                          The company continues to implement measures that are having a positive impact to admissions productivity, including its supplemental compensation program for admissions representatives, extended payment plans for students, a process for better qualification of leads, and a greater focus on referrals.

•                                          The company continues to focus on and build its strengths in “careers of passion.” On November 11, 2006, the company announced that it intends to sell 13 schools and campuses, including the entire Gibbs segment and select schools in the Colleges segment. By focusing on areas where Career Education has the greatest competitive advantages and proven success, the company can more effectively prepare students for careers they are passionate about through its high-quality boutique schools, gold-standard brands, and flexible student-centered product offerings.

•                                          Similarly, the company is opening start-up campuses and has made an International acquisition consistent with its focus on premier schools and careers of passion.

“The significant steps we have taken over the last two quarters to realign and focus our business should both position the company in the short term as an innovative leader in the delivery of high-quality post-secondary education and have a significant impact on student population over the long term,” said Dowdell. “We continue to be committed to delivering value over the long term for our students, employees, and stockholders.”

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call today, February 15, 2007, at 5:00 PM (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 617-224-4324 (international) or 800-573-4752 (domestic) and citing code 23397974. Please log-in or dial-in at least 10 minutes prior to the conference call start time to ensure a connection. An archived version of the conference call webcast will be accessible for 90 days at www.careered.com. A replay of the conference call will also be available for seven days by calling 617-801-6888 (international) or 888-286-8010 and citing code 42129535.

About Career Education Corporation

The colleges, schools and universities that are part of the Career Education Corporation (CEC) family offer high-quality education to approximately 90,000 students across the world in a variety of career-oriented disciplines. The 80-plus campuses that serve these students are located throughout the U. S. and in Canada, France, Italy, and the United Kingdom, and offer doctoral, master’s, bachelor’s, and associate degrees and diploma and certificate programs. Many students attend the fully-online educational platforms offered by American InterContinental University Online and Colorado Technical University Online.

Career Education is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, Le Cordon

Bleu Schools North America; Harrington College of Design; Brooks Institute of Photography; the Katharine Gibbs Schools; American InterContinental University; Colorado Technical University; and Sanford-Brown Institutes and Colleges. Through its schools, its educators, and its employees, CEC provides quality education that enables its students to graduate and pursue successful and rewarding careers.

For more information, see www.careered.com. The company’s website also has a detailed listing of individual campus locations and web links for its colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under “Recent Initiatives” and statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: future financial and operational results, including the impact of the impairment of goodwill and other intangible assets; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals, including the adverse impact of negative publicity concerning the continued probation status of American InterContinental University and ongoing review by its accrediting body; risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks, and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and class action, derivative, and other lawsuits; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; risks related to the sale of any campuses; risks related to competition, general economic conditions, and other risk factors relating to our industry and business and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, and from time to time in our other reports filed with the Securities and Exchange Commission.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended December 31, 2006 and 2005

(In thousands, except per share amounts and percentages)

		% of		% of
	2006	Revenue	2005	Revenue
REVENUE:
Tuition and registration fees	$409,808	95.5%	$459,461	95.8%
Other	19,316	4.5%	20,153	4.2%
Total revenue	429,124	100.0%	479,614	100.0%

OPERATING EXPENSES:
Educational services and facilities	142,113	33.1%	140,577	29.3%
General and administrative	219,822	51.2%	211,915	44.2%
Depreciation and amortization	20,062	4.7%	17,726	3.7%
Goodwill and intangible asset impairment charge	575	0.2%	—	—%
Total operating expenses	382,572	89.2%	370,218	77.2%
Income from operations	46,552	10.8%	109,396	22.8%

OTHER INCOME (EXPENSE):
Interest income	5,555	1.3%	4,085	0.8%
Interest expense	(898)	-0.2%	(642)	-0.1%
Share of affiliate earnings	1,857	0.4%	1,397	0.3%
Miscellaneous income	(157)	0.0%	(451)	-0.1%
Total other income	6,357	1.5%	4,389	0.9%

Income before provision for income taxes	52,909	12.3%	113,785	23.7%
PROVISION FOR INCOME TAXES	13,037	3.0%	40,121	8.3%

INCOME FROM CONTINUING OPERATIONS	$39,872	9.3%	$73,664	15.4%

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit	(19,210)	-4.5%	(3,405)	-0.7%

NET INCOME	$20,662	4.8%	$70,259	14.7%

NET INCOME PER SHARE - DILUTED:
Income from continuing operations	$0.414		$0.735
Loss from discontinued operations	(0.199)		(0.034)
Net income	$0.215		$0.701

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	96,333		100,246

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

For the Twelve Months Ended December 31, 2006 and 2005

(In thousands, except per share amounts and percentages)

		% of		% of
	2006	Revenue	2005	Revenue
REVENUE:
Tuition and registration fees	$1,708,934	95.7%	$1,745,588	95.5%
Other	76,685	4.3%	82,910	4.5%
Total revenue	1,785,619	100.0%	1,828,498	100.0%

OPERATING EXPENSES:
Educational services and facilities	552,051	30.9%	531,353	29.1%
General and administrative	905,340	50.7%	845,231	46.2%
Depreciation and amortization	75,385	4.2%	66,108	3.6%
Goodwill and intangible asset impairment charge	86,335	4.9%	—	0.0%
Total operating expenses	1,619,111	90.7%	1,442,692	78.9%
Income from operations	166,508	9.3%	385,806	21.1%

OTHER INCOME (EXPENSE):
Interest income	19,002	1.1%	11,937	0.7%
Interest expense	(1,905)	-0.1%	(1,798)	-0.1%
Share of affiliate earnings	3,966	0.2%	5,067	0.3%
Miscellaneous expense	(127)	0.0%	(933)	-0.1%
Total other income	20,936	1.2%	14,273	0.8%
Income before provision for income taxes	187,444	10.5%	400,079	21.9%
PROVISION FOR INCOME TAXES	92,692	5.2%	149,630	8.2%
INCOME FROM CONTINUING OPERATIONS	94,752	5.3%	250,449	13.7%

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit	(48,183)	-2.7%	(16,571)	-0.9%

NET INCOME	$46,569	2.6%	$233,878	12.8%

NET INCOME PER SHARE - DILUTED:
Income from continuing operations	$0.966		$2.423
Loss from discontinued operations	(0.491)		(0.160)
Net income	$0.475		$2.262

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	98,065		103,383

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$188,058	$129,276
Investments	259,766	272,093

Total cash and cash equivalents and investments	447,824	401,369
Receivables:
Students, net of allowance for doubtful accounts of $28,532 and $37,961 as of December 31, 2006, and December 31, 2005, respectively (1)	48,160	57,601
Other, net	8,084	4,287
Prepaid expenses	29,457	34,288
Inventories	16,713	13,402
Deferred income tax assets	10,970	5,309
Other current assets	32,064	29,806
Discontinued operations, assets	69,171	107,040
Total current assets	662,443	653,102
PROPERTY AND EQUIPMENT, net	349,414	349,335
GOODWILL	349,703	427,508
INTANGIBLE ASSETS, net	33,984	35,284
OTHER ASSETS	30,119	30,074
TOTAL ASSETS	$1,425,663	$1,495,303

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$12,098	$627
Accounts payable	29,861	25,679
Accrued expenses:
Payroll and related benefits	26,678	38,575
Income taxes	—	23,506
Other	78,513	73,502
Deferred tuition revenue (1)	131,651	133,818
Discontinued operations, liabilities	33,702	30,916
Total current liabilities	312,503	326,623

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,763	16,357
Deferred rent obligations	90,013	83,127
Deferred income tax liabilities	16,527	27,094
Other	7,980	5,854
Total long-term liabilities	117,283	132,432

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	13,476	—

STOCKHOLDERS’ EQUITY:
Common stock	1,069	1,034
Additional paid-in capital	666,780	591,287
Accumulated other comprehensive income	5,683	1,989
Retained earnings	675,188	642,096
Cost of shares in treasury	(366,319)	(200,158)
Total stockholders’ equity	982,401	1,036,248
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,425,663	$1,495,303

(1) INSEEC student receivables and deferred tuition revenue balances included in total CEC student receivables and deferred tuition revenue are presented on a net basis. In prior reporting periods, INSEEC student receivables and deferred tuition revenue balances were presented on a gross basis. The change in presentation resulted in a reduction of student receivables and deferred tuition revenue balances as of December 31, 2005, of $10.8 million.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended December 31, 2006 and 2005

(In thousands)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
Net income	$20,662	$70,259
Adjustments to reconcile net income to net cash provided by continuing operations:
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and intangible asset impairment charge	575	—
Loss from discontinued operations	19,210	3,405
Depreciation and amortization	20,062	17,726
Compensation expense related to share-based awards	2,331	—
Loss on disposition of property and equipment	455	671
Deferred income taxes	(16,228)	3,225
Share of affiliate earnings, net of dividends received	(657)	—
Amortization of deferred financing costs	75	153
Tax benefit associated with stock option exercises	—	442
Other	—	64
Changes in operating assets and liabilities	(28,621)	(5,305)
Net cash provided by operating activities of continuing operations	17,864	90,640

CASH FLOWS FROM INVESTING ACTIVITIES OF CONTINUING OPERATIONS:
Business disposition	—	(111)
Purchases of property and equipment	(11,464)	(23,390)
Purchases of available-for-sale investments	(136,423)	(219,526)
Sales of available-for-sale investments	204,982	201,074
Other	769	(522)
Net cash provided by (used in) investing activities of continuing operations	57,864	(42,475)

CASH FLOWS FROM FINANCING ACTIVITIES OF CONTINUING OPERATIONS:
Purchases of treasury stock	(41,316)	—
Issuance of common stock	29,029	2,798
Tax benefit associated with stock option exercises	18,662	—
Payments of revolving loans	(1,666)	(418)
Payments of capital lease obligations and other long-term debt	(21)	(1,244)
Net cash provided by financing activities of continuing operations	4,688	1,136

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash used in operating activities	(14,119)	(5,310)
Net cash provided by (used in) investing activities	2,066	(2,902)
Net cash provided by (used in) financing activities	—	—
Net cash provided used in discontinued operations	(12,053)	(8,212)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	5,586	(1,380)

NET INCREASE IN CASH AND CASH EQUIVALENTS	73,949	39,709
CASH AND CASH EQUIVALENTS, beginning of period	114,109	89,567
CASH AND CASH EQUIVALENTS, end of period	$188,058	$129,276

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Twelve Months Ended December 31, 2006 and 2005

(In thousands)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
Net income	$46,569	$233,878
Adjustments to reconcile net income to net cash provided by continuing operations:
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and intangible asset impairment charge	86,335	—
Loss from discontinued operations	48,183	16,571
Depreciation and amortization	75,385	66,108
Compensation expense related to share-based awards	16,943	—
Loss on disposition of property and equipment	716	1,199
Deferred income taxes	(16,228)	3,225
Share of affiliate earnings, net of dividends received	1,377	—
Amortization of deferred financing costs	312	303
Tax benefit associated with stock option exercises	—	5,268
Other	—	508
Changes in operating assets and liabilities	(18,680)	44,311
Net cash provided by operating activities of continuing operations	240,912	371,371

CASH FLOWS FROM INVESTING ACTIVITIES OF CONTINUING OPERATIONS:
Business disposition	—	(1,019)
Purchases of property and equipment	(69,297)	(112,291)
Purchases of available-for-sale investments	(938,033)	(920,163)
Sales of available-for-sale investments	950,508	648,097
Change in investment in subsidiary	—	—
Other	369	(823)
Net cash used in investing activities of continuing operations	(56,453)	(386,199)

CASH FLOWS FROM FINANCING ACTIVITIES OF CONTINUING OPERATIONS:
Purchases of treasury stock	(166,161)	(200,158)
Issuance of common stock	37,676	14,801
Tax benefit associated with stock option exercises	20,763	—
Payments of revolving loans	(5,153)	(2,477)
Payments of capital lease obligations and other long-term debt	(274)	(1,885)
Net cash used in financing activities of continuing operations	(113,149)	(189,719)

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash provided by (used in) operating activities	(21,530)	37,315
Net cash used in investing activities	(84)	(13,339)
Net cash provided by (used in) financing activities	—	—
Net cash provided by (used in) discontinued operations	(21,614)	23,976

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	9,086	(6,133)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	58,782	(186,704)
CASH AND CASH EQUIVALENTS, beginning of period	129,276	315,980
CASH AND CASH EQUIVALENTS, end of period	$188,058	$129,276

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION - CONTINUING OPERATIONS (1)

For the Three Months Ended December 31, 2006 and 2005

(Dollars in thousands)

	2006	2005
REVENUE:
University segment	$174,320	$222,095
Culinary Arts segment	93,927	99,461
Colleges segment	53,286	58,456
Health Education segment	44,425	40,135
Academy segment	44,415	44,094
International segment	18,341	15,360
JDV Online segment	410	13
	$429,124	$479,614

SEGMENT PROFIT (LOSS) (2):
University segment (3)	$25,497	$69,887
Culinary Arts segment	18,912	23,847
Colleges segment	14,351	16,731
Health Education segment	1,122	1,797
Academy segment	6,980	6,031
International segment	5,529	3,079
JDV Online segment	(889)	(2,171)
Corporate and other	(23,093)	(8,408)
	$48,409	$110,793

SEGMENT PROFIT (LOSS) PERCENTAGE:
University segment	14.6%	31.5%
Culinary Arts segment	20.1%	24.0%
Colleges segment	26.9%	28.6%
Health Education segment	2.5%	4.5%
Academy segment	15.7%	13.7%
International segment	30.1%	20.0%
JDV Online segment	-216.8%	-16700.0%

(1)  Effective September 30, 2006, we changed the composition of our reportable segments. The historical 2005 segment information reflected in this table is categorized in accordance with our new segment structure.

(2)  Segment profit equals the sum of income from operations and share of affiliate earnings.

(3)  University segment profit includes share of affiliate earnings.

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION - CONTINUING OPERATIONS (1)

For the Twelve Months Ended December 31, 2006 and 2005

(Dollars in thousands)

	2006	2005
REVENUE:
University segment	$837,576	$870,124
Culinary Arts segment	364,169	383,331
Colleges segment	198,641	216,316
Health Education segment	168,896	153,874
Academy segment	164,548	160,009
International segment	50,895	44,831
JDV Online segment	894	13
	$1,785,619	$1,828,498

SEGMENT PROFIT (LOSS) (2):
University segment (3)	$208,589	$288,024
Culinary Arts segment	60,646	82,671
Colleges segment	41,999	54,117
Health Education segment	(82,551)	1,088
Academy segment	13,808	11,658
International segment	11,456	9,133
JDV Online segment	(6,942)	(3,403)
Corporate and other	(76,531)	(52,415)
	$170,474	$390,873

SEGMENT PROFIT (LOSS) PERCENTAGE:
University segment	24.9%	33.1%
Culinary Arts segment	16.7%	21.6%
Colleges segment	21.1%	25.0%
Health Education segment	-48.9%	0.7%
Academy segment	8.4%	7.3%
International segment	22.5%	20.4%
JDV Online segment	-776.6%	-26176.9%

(1)  Effective September 30, 2006, we changed the composition of our reportable segments. The historical 2005 segment information reflected in this table is categorized in accordance with our new segment structure.

(2)  Segment profit equals the sum of income from operations and share of affiliate earnings.

(3)  University segment profit includes share of affiliate earnings.

CAREER EDUCATION CORPORATION

SELECTED ACCOUNTS RECEIVABLE AND ALLOWANCE INFORMATION - CONTINUING OPERATIONS

(Dollars in thousands)

DAYS SALES OUTSTANDING

	December 31,
	2006	2005
Total revenue during the quarter ended	$429,124	$479,614
Number of days in the quarter ended	92	92
Total revenue per day	$4,664	$5,213
Total receivables, net	$56,244	$61,888
Days sales outstanding	12	12

ALLOWANCE AS A PERCENTAGE OF STUDENT RECEIVABLES

	December 31,
	2006	2005
Allowance for doubtful accounts	$28,532	$37,961
Gross student receivables	$76,692	$95,562
Allowance as a percentage of student receivables	37.2%	39.7%

STUDENT RECEIVABLES VALUATION ALLOWANCE

	Balance,	Charges	Amounts	Balance,
	Beginning	to	Written-	End of
	of Period	Expense	Off	Period
For the three months ended December 31, 2006	$33,792	$9,436	$(14,696)	$28,532

For the three months ended December 31, 2005	$41,407	$18,320	$(21,766)	$37,961

For the twelve months ended December 31, 2006	$37,961	$55,759	$(65,188)	$28,532

For the twelve months ended December 31, 2005	$44,228	$73,911	$(80,178)	$37,961

CAREER EDUCATION CORPORATION

SELECTED HISTORICAL 2006 SEGMENT INFORMATION - CONTINUING OPERATIONS (1)

(Dollars in thousands)

	For the Three Months Ended,				For the Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
REVENUE:
University segment	$243,582	$226,322	$193,352	$174,320	$837,576
Culinary Arts segment	90,628	82,706	96,908	93,927	364,169
Colleges segment	51,836	47,884	45,635	53,286	198,641
Health Education segment	40,578	41,082	42,811	44,425	168,896
Academy segment	43,027	39,418	37,688	44,415	164,548
Inter-national segment	14,883	10,626	7,045	18,341	50,895
JDV Online segment	107	144	233	410	894
	$484,641	$448,182	$423,672	$429,124	$1,785,619

SEGMENT PROFIT (LOSS):
University segment	$82,390	$67,494	$33,208	$25,497	208,589
Culinary Arts segment	14,009	8,384	19,341	18,912	60,646
Colleges segment	11,252	9,094	7,302	14,351	41,999
Health Education segment (2)	1,213	(85,225)	339	1,122	(82,551)
Academy segment	4,681	1,720	427	6,980	13,808
Inter-national segment	3,862	1,179	886	5,529	11,456
JDV Online segment	(1,889)	(2,181)	(1,983)	(889)	(6,942)
Corporate and other	(14,935)	(19,458)	(19,045)	(23,093)	(76,531)
	100,583	(18,993)	$40,475	$48,409	$170,474

SEGMENT PROFIT (LOSS) PERCENTAGE:
University segment	33.8%	29.8%	17.2%	14.6%	24.9%
Culinary Arts segment	15.5%	10.1%	20.0%	20.1%	16.7%
Colleges segment	21.7%	19.0%	16.0%	26.9%	21.1%
Health Education segment (2)	3.0%	-207.5%	0.8%	2.5%	-48.9%
Academy segment	10.9%	4.4%	1.1%	15.7%	8.4%
Inter-national segment	25.9%	11.1%	12.6%	30.1%	22.5%
JDV Online Segment	-1765.4%	-1514.6%	-851.1%	-216.8%	-776.5%

STUDENT STARTS:
University segment (3)	17,020	10,510	11,730	11,480	50,740
Culinary Arts segment	2,510	1,690	4,320	2,370	10,890
Colleges segment	1,340	780	2,540	710	5,370
Health Education segment (4)	3,710	3,010	4,020	2,790	13,530
Academy segment	1,540	1,170	1,860	2,520	7,090
Inter-national segment	460	330	2,680	1,060	4,530
	26,580	17,490	27,150	20,930	92,150

STUDENT POPULATION AS OF:

	April 30,	July 31,	October 31,	January 31,
	2006	2006	2006	2007
University segment (5)	44,000	37,700	41,400	41,000
Culinary Arts segment	10,600	10,600	11,700	10,900
Colleges segment	9,000	7,900	9,200	8,700
Health Education segment (4)	10,900	10,400	11,600	11,600
Academy segment	9,100	8,600	10,000	9,500
Inter-national segment	4,300	700	6,000	7,600
	87,900	75,900	89,900	89,300

(1) Effective September 30, 2006, we changed the composition of our reportable segments. The historical segment information reflected in this table is categorized in accordance with our new segment structure.

(2) Health Education segment loss for the quarter ended June 30, 2006, includes a goodwill impairment charge of $84,975.

(3) University segment student starts during the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, and December 31, 2006, included student starts of 14,800, 9,000, 9,200, and 9,400 respectively, for its fully-online platforms.

(4) Student starts and student population exclude SBI Springfield, which is currently being taught out.

(5) University segment student population as of April 30, 2006, July 31, 2006, October 31, 2006, and January 31, 2007, included 31,500, 28,500, 28,800, and 28,600 students, respectively, enrolled in its fully-online platforms.

CAREER EDUCATION CORPORATION

SELECTED HISTORICAL 2005 SEGMENT INFORMATION - CONTINUING OPERATIONS (1)

(Dollars in thousands)

					For the Year
	For the Three Months Ended,				Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
REVENUE:
University segment	$211,719	$221,030	$215,280	$222,095	$870,124
Culinary Arts segment	92,556	90,908	100,406	99,461	383,331
Colleges segment	56,262	50,429	51,169	58,456	216,316
Health Education segment	37,921	37,508	38,310	40,135	153,874
Academy segment	40,648	37,107	38,160	44,094	160,009
Inter-national segment	13,554	10,307	5,610	15,360	44,831
JDV Online segment	—	—	—	13	13
	$452,660	$447,289	$448,935	$479,614	$1,828,498

SEGMENT PROFIT (LOSS):
University segment	$78,530	$75,682	$63,925	$69,887	$288,024
Culinary Arts segment	18,336	15,049	25,439	23,847	82,671
Colleges segment	14,984	11,336	11,066	16,731	54,117
Health Education segment	(1,003)	(389)	683	1,797	1,088
Academy segment	2,862	572	2,193	6,031	11,658
Inter-national segment	3,462	2,295	297	3,079	9,133
JDV Online segment	(75)	(372)	(785)	(2,171)	(3,403)
Corporate and other	(16,074)	(15,017)	(12,916)	(8,408)	(52,415)
	$101,022	$89,156	$89,902	$110,793	$390,873

SEGMENT PROFIT (LOSS) PERCENTAGE:
University segment	37.1%	34.2%	29.7%	31.5%	33.1%
Culinary Arts segment	19.8%	16.6%	25.3%	24.0%	21.6%
Colleges segment	26.6%	22.5%	21.6%	28.6%	25.0%
Health Education segment	-2.6%	-1.0%	1.8%	4.5%	0.7%
Academy segment	7.0%	1.5%	5.7%	13.7%	7.3%
Inter-national segment	25.5%	22.3%	5.3%	20.0%	20.4%
JDV Online segment	N/A	N/A	N/A	-16700.0%	-26176.9%
STUDENT STARTS:
University segment	20,030	13,010	15,250	16,600	64,890
Culinary Arts segment	2,710	1,940	4,300	2,100	11,050
Colleges segment	1,950	1,020	2,990	1,000	6,960
Health Education segment (2)	3,140	2,740	3,970	2,510	12,360
Academy segment	1,810	1,380	2,280	2,640	8,110
Inter-national segment	480	260	2,400	900	4,040
	30,120	23,050	31,190	25,750	107,410

STUDENT POPULATION AS OF:

	April 30,	July 31,	October 31,	January 31,
	2005	2005	2005	2006
University segment	39,400	41,200	46,400	46,400
Culinary Arts segment	11,600	11,500	12,500	11,500
Colleges segment	9,900	9,200	10,700	10,200
Health Education segment (2)	10,400	9,800	11,000	10,700
Academy segment	8,900	8,800	10,100	9,800
Inter-national segment	4,500	300	5,500	5,500
	84,700	80,800	96,200	94,100

(1) Effective September 30, 2006, we changed the composition of our reportable segments. The historical segment information reflected in this table is categorized in accordance with our new segment structure.

(2) Student starts and student population exclude SBI Springfield, which is currently being taught out.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES
SELECTED QUARTERLY DATA FOR UNIVERSITY SEGMENT

	2007				2006
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Revenue earning days
AIU Online	84	84	77	70	83	84	78	70
CTU Online	77	77	77	77	77	77	77	77
Total	161	161	154	147	160	161	155	147

	AIU Online				CTU Online
	2007		2006		2007		2006
	Start	Grad	Start	Grad	Start	Grad	Start	Grad
January	1/1	none	1/1	none	1/7	none	1/1	none
February	2/11	2/4	2/5	2/4	2/21	2/13	2/8	2/7
March	3/18	3/17	3/19	3/11	none	3/31	none	3/18
Total 1Q dates	3	2	3	2	2	2	2	2

April	4/29	4/21	4/23	4/22	4/8	none	4/2	none
May	none	none	none	5/27	5/23	5/15	5/17	5/9
June	6/3	6/2	6/4	none	none	6/30	none	6/24
Total 2Q dates	2	2	2	2	2	2	2	2

July	7/15	7/7	7/9	7/8	7/8	none	7/2	none
August	8/19	8/18	8/27	8/12	8/22	8/14	8/16	8/8
September	none	9/22	none	9/30	none	9/29	none	9/23
Total 3Q dates	2	3	2	3	2	2	2	2

October	10/7	none	10/1	none	10/7	none	10/1	none
November	11/11	11/10	11/12	11/4	11/21	11/13	11/15	11/7
December	none	12/15	none	12/16	none	12/29	none	12/23
Total 4Q dates	2	2	2	2	2	2	2	2

CAREER EDUCATION CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA REGARDING ASSETS HELD FOR SALE
For the Three Months and Twelve Months Ended December 31, 2006 and 2005
(In thousands)

	For the Three Months Ended December 31, 2006			For the Three Months Ended December 31, 2005
	Gibbs	Colleges Held for Sale	Total	Gibbs	Colleges Held for Sale	Total
Total revenue	$28,154	$13,718	$41,872	$31,728	$17,832	$49,560
Total operating expenses	37,201	16,845	54,046	34,918	19,351	54,269
Loss from operations	(9,047)	(3,127)	(12,174)	(3,190)	(1,519)	(4,709)
Total other income	(4)	(126)	(130)	5	—	5
Loss before income tax benefit	(9,051)	(3,253)	(12,304)	(3,185)	(1,519)	(4,704)
Provision for income taxes	(2,110)	(781)	(2,891)	(1,123)	(536)	(1,659)
Net loss (1)	(6,941)	(2,472)	(9,413)	(2,062)	(983)	(3,045)

	For the Twelve Months Ended December 31, 2006			For the Twelve Months Ended December 31, 2005
	Gibbs	Colleges Held for Sale	Total	Gibbs	Colleges Held for Sale	Total
Total revenue	$110,242	$52,936	$163,178	$133,872	$72,186	$206,058
Total operating expenses	154,495	67,120	221,615	146,351	76,429	222,780
Loss from operations	(44,253)	(14,184)	(58,437)	(12,479)	(4,243)	(16,722)
Total other income	(25)	124	99	(57)	(3)	(60)
Loss before income tax benefit	(44,278)	(14,308)	(58,586)	(12,536)	(4,246)	(16,782)
Provision for income taxes	(15,243)	(4,916)	(20,159)	(4,351)	(1,474)	(5,825)
Net loss (1)	(29,035)	(9,392)	(38,427)	(8,185)	(4,243)	(12,428)

(1) Net loss does not include a charge of $6.4 million, net of income tax benefit of $3.4 million, recorded during the fourth quarter of 2006 to decrease the carrying value of Gibbs net assets to fair value less costs to sell or a charge of $3.4 million, including a tax benefit of $1.8 million, recorded during the fourth quarter of 2006 to decrease the carrying value of the net assets of Colleges held for sale to fair value less costs to sell.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF LOSS FROM DISCONTINUED OPERATIONS
For the Three and Twelve Months Ended December 31, 2006
(In thousands)

	For the Three Months Ended December 31, 2006
		Colleges		Income
		Held for		Tax
	Gibbs	Sale	Total	Benefit	Net
Normal operating losses	$(1,447)	$(1,641)	$(3,088)	$1,066	$(2,022)
Accelerated rent expense for unused leased space	(7,604)	(1,612)	(9,216)	3,182	(6,034)
Write-down of net assets to fair value less costs to sell	(9,796)	(5,213)	(15,009)	5,183	(9,826)
Effective tax rate adjustment	—	—	—	(1,328)	(1,328)
	$(18,847)	$(8,466)	$(27,313)	$8,103	$(19,210)

	For the Twelve Months Ended December 31, 2006
		Colleges		Income
		Held for		Tax
	Gibbs	Sale	Total	Benefit	Net
Normal operating losses	$(26,285)	$(12,696)	$(38,981)	$13,460	$(25,521)
Accelerated rent expense for unused leased space	(7,604)	(1,612)	(9,216)	3,182	(6,034)
Goodwill impairment charge	(10,389)	—	(10,389)	3,587	(6,802)
Write-down of net assets to fair value less costs to sell	(9,796)	(5,213)	(15,009)	5,183	(9,826)
	$(54,074)	$(19,521)	$(73,595)	$25,412	$(48,183)

CAREER EDUCATION CORPORATION AND SUBSIDIARIES
SCHEDULE OF NET ASSETS - DISCONTINUED OPERATIONS (1)
(In thousands)

	December 31,	December 31,
	2006	2005
Assets
Cash and cash equivalents	$1,758	$3,033
Receivables	5,595	8,773
Prepaid expenses	3,050	3,122
Inventories	326	688
Deferred income tax assets	7,622	4,813
Other current assets	857	1,261
Property and equipment, net	38,269	61,809
Goodwill	145	16,076
Intangible assets, net	—	2
Other assets	11,549	7,463
Total assets	$69,171	$107,040

Liabilities
Accounts payable	$2,216	$2,946
Accrued payroll and related benefits	1,082	896
Accrued other	15,481	9,012
Deferred tuition revenue	6,492	7,389
Deferred rent obligations	8,431	6,552
Deferred income tax liabilities	—	4,121
Total liabilities	$33,702	$30,916

Net assets	$35,469	$76,124

(1) This schedule of net assets excludes intercompany assets and liabilities.

CAREER EDUCATION CORPORATION
SELECTED HISTORICAL 2006 INFORMATION - DISCONTINUED OPERATIONS
(Dollars in thousands)

					For the Year
	For the Three Months Ended,				Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
REVENUE:
Gibbs	$29,505	$26,662	$25,921	$28,154	$110,242
Colleges held for sale	14,484	11,941	12,792	13,718	52,935
	$43,989	$38,603	$38,713	$41,872	$163,177

OPERATING LOSS BEFORE TAXES:
Gibbs	$(16,876)	$(9,792)	$(8,557)	$(9,051)	$(44,276)
Colleges held for sale	(3,634)	(4,321)	(3,102)	(3,253)	(14,310)
	$(20,510)	$(14,113)	$(11,659)	$(12,304)	$(58,586)

OPERATING LOSS PERCENTAGE:
Gibbs	-57.2%	-36.7%	-33.0%	-32.1%	-40.2%
Colleges held for sale	-25.1%	-36.2%	-24.2%	-23.7%	-27.0%

STUDENT STARTS:
Gibbs	1,270	1,190	1,620	2,040	6,120
Colleges held for sale	400	330	680	560	1,970
	1,670	1,520	2,300	2,600	8,090

STUDENT POPULATION AS OF:

	April 30, 2006	July 31, 2006	October 31, 2006	January 31, 2007
Gibbs	6,500	6,200	7,000	6,800
Colleges held for sale	2,500	2,400	2,600	2,100
	9,000	8,600	9,600	8,900

CAREER EDUCATION CORPORATION
SELECTED HISTORICAL 2005 INFORMATION - DISCONTINUED OPERATIONS
(Dollars in thousands)

					For the Year
	For the Three Months Ended,				Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
REVENUE:
Gibbs	$38,272	$33,116	$30,756	$31,728	$133,872
Colleges held for sale	19,504	17,058	17,791	17,832	72,185
IADT Montreal	975	(7)	9	10	987
IADT Ottawa	6	0	0	0	6
	$58,757	$50,167	$48,556	$49,570	$207,050

OPERATING INCOME (LOSS) BEFORE TAXES :
Gibbs	$(166)	$(4,279)	$(4,842)	$(3,190)	$(12,477)
Colleges held for sale	(131)	(1,673)	(921)	(1,519)	(4,244)
IADT Montreal	163	(1)	2	(7)	156
IADT Ottawa	(213)	(109)	(26)	(52)	(400)
	$(347)	$(6,062)	$(5,788)	$(4,768)	$(16,965)

OPERATING LOSS PERCENTAGE:
Gibbs	-0.4%	-12.9%	-15.7%	-10.1%	-9.3%
Colleges held for sale	-0.7%	-9.8%	-5.2%	-8.5%	-5.9%
IADT Montreal	16.7%	17.1%	16.5%	-69.0%	15.8%
IADT Ottawa	—	—	—	—	—

STUDENT STARTS:
Gibbs	1,620	1,250	1,650	1,800	6,320
Colleges held for sale	680	440	880	620	2,620
	2,300	1,690	2,530	2,420	8,940

STUDENT POPULATION AS OF:

	April 30, 2005	July 31, 2005	October 31, 2005	January 31, 2006
Gibbs	8,100	7,400	7,500	7,000
Colleges held for sale	3,600	3,500	3,500	2,900
	11,700	10,900	11,000	9,900

CONTACT:	Career Education Corporation
Investors: Karen M. King
847/585-3899
www.careered.com
Media: Lynne Baker
847/851-7006